Erasca Reports First Quarter 2022 Financial Results and Business Updates

Presented compelling preclinical data at 2022 AACR Annual Meeting supporting clinical development of potentially best-in-class programs

Initial Phase 1b monotherapy data for ERAS-007 and Phase 1 monotherapy data for ERAS-601 expected in H2 2022; IND filing for ERAS-3490 on track for H2 2022

Strong balance sheet with cash of $422 million expected to fund operations into H2 2024

SAN DIEGO, May 12, 2022 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today reported financial results for the fiscal quarter ended March 31, 2022, and provided business updates.

“This quarter, we continued to advance our pipeline well. In addition to progressing our ERK1/2 inhibitor ERAS-007 and our SHP2 inhibitor ERAS-601 in their respective clinical trials, we also achieved first patient dosing for our CNS-penetrant EGFR inhibitor ERAS-801,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “We presented preclinical data in six posters at this year’s AACR meeting supporting the clinical development of our potentially best-in-class programs, including ERAS-007, ERAS-601, and ERAS-3490 (CNS-penetrant KRAS G12C inhibitor). We were delighted to host a webinar with Dr. Scott Kopetz from MD Anderson Cancer Center discussing the unmet need and therapeutic opportunities targeting cancers driven by the RAS/MAPK pathway, with a particular focus in gastrointestinal cancers.”

Dr. Lim continued, “We remain on track to report Phase 1b monotherapy data for ERAS-007 in HERKULES-1 and Phase 1 monotherapy data for ERAS-601 in FLAGSHP-1 in the second half of 2022. These data will include preliminary monotherapy safety and pharmacokinetics to support dose selection for combinations of ERAS-007 and ERAS-601. We also remain on track to file an IND for ERAS-3490 in the second half of 2022. As we look ahead, our pipeline continues to demonstrate encouraging therapeutic potential, our cash position remains strong, and we are highly focused on continued execution throughout the year.”

Research and Development Highlights

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Dosed First Patient in THUNDERBBOLT-1 Trial: In February 2022, Erasca dosed the first patient in THUNDERBBOLT-1, a Phase 1 trial evaluating ERAS-801 for the treatment of recurrent glioblastoma multiforme (rGBM)
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Presented Six Posters at the 2022 AACR Annual Meeting: In April 2022, Erasca presented six poster presentations at the American Association for Cancer Research (AACR) Annual Meeting. These posters featured data supporting the clinical development of programs with best-in-class potential, including ERK1/2 inhibitor ERAS-007, SHP2 inhibitor ERAS-601, and central nervous system (CNS)-penetrant KRAS G12C inhibitor ERAS-3490

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Hosted KOL Investor Webinar on AACR Data: In April 2022, Erasca hosted an investor webinar highlighting its 2022 AACR presentations and featuring a presentation by key opinion leader (KOL) Scott Kopetz, M.D., Ph.D., of MD Anderson Cancer Center

Corporate Highlights

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Strengthened Executive Leadership: In January 2022, Erasca appointed Lisa Tesvich-Bonora, Ph.D., as Chief People Officer and promoted Robert Shoemaker, Ph.D., to Senior Vice President of Research
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Entered into a Clinical Trial Collaboration and Supply Agreement (CTCSA) with Lilly: In March 2022, Erasca announced that it had entered into a CTCSA under which Lilly will supply its EGFR inhibitor cetuximab (ERBITUX®) at no cost in connection with a clinical proof-of-concept study evaluating ERAS-007 in combination with the BRAF inhibitor encorafenib and cetuximab for the treatment of patients with BRAF V600E-mutant metastatic colorectal cancer (CRC) as part of the ongoing Phase 1b/2 HERKULES-3 trial. This agreement complements the CTCSA previously entered into with Pfizer for Pfizer’s BRAF inhibitor encorafenib (BRAFTOVI®)
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Expanded Board of Directors: In April 2022, Erasca appointed Jean Liu to its board of directors and to its audit committee
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Opened New Corporate Headquarters: In April 2022, Erasca opened its new corporate headquarters in San Diego, CA, to accommodate and unify an expanded employee base

Key Upcoming Milestones

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HERKULES-1: Phase 1b/2 trial for ERAS-007 in patients with advanced solid tumors
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Initial Phase 1b monotherapy data expected in second half of 2022
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HERKULES-3: Phase 1b/2 trial for ERAS-007 in patients with gastrointestinal malignancies
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Initial Phase 1b combination data expected between the fourth quarter of 2022 and the first half of 2023
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FLAGSHP-1: Phase 1/1b trial for ERAS-601 in patients with advanced solid tumors
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Initial Phase 1 monotherapy data expected in second half of 2022
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Initial Phase 1b combination data in triple wildtype (KRAS/NRAS/BRAF wildtype) CRC expected between the fourth quarter of 2022 and the first half of 2023
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ERAS-3490: CNS-penetrant KRAS G12C inhibitor
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IND filing expected in second half of 2022

First Quarter 2022 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $421.8 million as of March 31, 2022, compared to $459.2 million as of December 31, 2021. Erasca expects its current cash, cash equivalents, and marketable securities to fund operations into the second half of 2024.

Research and Development (R&D) Expenses: R&D expenses were $27.4 million for the quarter ended March 31, 2022, compared to $12.2 million for the quarter ended March 31, 2021. The increase was primarily driven by expenses incurred in connection with clinical trials, preclinical studies, and discovery activities, personnel costs due to increased headcount to support increased development activities, stock-based compensation expense, and outsourced service and consulting fees. Erasca also recorded

$2.0 and $3.7 million of in-process R&D expense during the quarters ended March 31, 2022 and 2021, respectively, for upfront and milestone payments and stock issuances under certain of our acquisition and license agreements.

General and Administrative (G&A) Expenses: G&A expenses were $7.1 million for the quarter ended March 31, 2022, compared to $3.7 million for the quarter ended March 31, 2021. The increase was primarily driven by stock-based compensation expense, insurance costs, personnel costs, and facilities and related costs.

Net Loss: For the quarter ended March 31, 2022, Erasca reported a net loss of $36.5 million, or $(0.31) per basic and diluted share, compared to a net loss of $18.0 million, or $(0.81) per basic and diluted share, for the quarter ended March 31, 2021.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of cancer. We have assembled what we believe to be the deepest RAS/MAPK pathway-focused pipeline in the industry. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the potential therapeutic benefits of our product candidates, including ERAS-007, ERAS-601, ERAS-801, and ERAS-3490; the expected timing of: (i) the initial data readouts for our HERKULES-1, HERKULES-3, and FLAGSHP-1 clinical trials and (ii) the IND filing for ERAS-3490; the planned advancement of our development pipeline; and our expectation that our current cash, cash equivalents and marketable securities will fund our operations into the second half of 2024. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; potential delays in the commencement, enrollment, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; the inability to realize any benefits from our current licenses and acquisitions and any future licenses, acquisitions, or collaborations, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; our dependence on third parties for our existing collaboration and supply agreements and we may not realize any benefits from such agreements; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; our ability to fund our operating plans with our current cash, cash equivalents, and investments; our ability to maintain undisrupted business operations due to the COVID-19 pandemic, including delaying or disrupting our clinical trials, manufacturing, and supply chain; unstable market and economic conditions having serious adverse consequences on our business, financial condition and stock price; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	March 31,	December 31,
	2022	2021
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$421,757	$459,245
Working capital	381,983	393,636
Total assets	475,469	501,415
Accumulated deficit	(274,624)	(238,166)
Total stockholders’ equity	424,662	456,528

Erasca, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021

Operating expenses:
Research and development	$27,429	$12,245
In-process research and development	2,000	3,680
General and administrative	7,076	3,682
Total operating expenses	36,505	19,607
Loss from operations	(36,505)	(19,607)
Other income (expense)
Interest income	114	30
Other expense	(67)	(55)
Change in fair value of preferred stock purchase right liability	—	1,615
Total other income (expense), net	47	1,590
Net loss	$(36,458)	$(18,017)
Net loss per share, basic and diluted	$(0.31)	$(0.81)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	119,491,433	22,233,422
Other comprehensive income (loss):
Unrealized loss on marketable securities, net	(789)	(1)
Comprehensive loss	$(37,247)	$(18,018)

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.